CONVERSION OF DEBT TO EQUITY AGREEMENT

     This  Conversion  of  Debt  to  Equity  Agreement  dated November    , 2004
                                                                      ---
("Agreement") is by and between Taylor Madison Corp., a Florida corporation ("TMDN"), and Lucien Lallouz, an individual ("Lallouz"), Michael B. Wellikoff, an individual ("Wellikoff"), and Omniscent Corp., a Florida Corporation ("Omniscent").

                              W I T N E S S E T H:

     WHEREAS, Lallouz, Wellikoff and Omniscent have loaned money to TMDN from time to time.

     WHEREAS, TMDN has an aggregate of $246,700 of indebtedness that it owes to Lallouz, $120,000 of indebtedness that it owes to Wellikoff and $262,658 of indebtedness that it owes to Omniscent (collectively the "Debt"), as a result of such loans;

     WHEREAS, TMDN desires to satisfy the Debt by issuing shares of its common stock, $.001 par value per share ("Common Stock") to Lallouz, Wellikoff and Omniscent; and

     WHEREAS, Lallouz, Wellikoff and Omniscent desire to receive TMDN's Common Stock in exchange for, and in full satisfaction of, the Debt; and

     WHEREAS, TMDN, Lallouz, Wellikoff and Omniscent desire to set forth in writing the terms and conditions of their agreement and understanding concerning satisfaction of the Debt;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

     1.   Conversion  of  Debt  to  Equity.

          a) TMDN hereby agrees to issue 7,150,000 restricted shares of its Common Stock to Lallouz as consideration and full satisfaction of the debt of $246,700 owed to Lallouz, the adequacy of which Lallouz hereby acknowledges and accepts.

          b) TMDN hereby agrees to issue 3,478,000 restricted shares of its Common Stock to Wellikoff as consideration and full satisfaction of $120,000 owed to Wellikoff, the adequacy of which Wellikoff hereby acknowledges and accepts.

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          c)   TMDN  hereby  agrees  to issue 7,613,000 restricted shares of its
               Common Stock to Omniscent as consideration and full satisfaction of $262,658 owed to Omniscent, the adequacy of which Omniscent hereby acknowledges and accepts.

     2.   Mutual  Representations,  Covenants  and  Warranties.

          (a) The parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

          (b) The execution and delivery by the parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or
               (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which TMDN, Wellikoff, Omniscent, or Lallouz is a party or by which TMDN, Wellikoff, Omniscent or Lallouz is bound or affected.

     3. Tradability of Shares. The shares of the Common Stock of the TMDN to be issued to Lallouz, Wellikoff, and Omniscent have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The shares to be issued to Lallouz, Wellikoff and Omniscent will bear an appropriate restrictive legend to this effect.

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     4.   Miscellaneous.

          (a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          (b) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, excluding any provision which would require the use of the laws of any other jurisdiction.

          (c) Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

          (d) Faxed Copies. For purposes of this Agreement, a faxed signature will constitute an original signature.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

TAYLOR  MADISON  CORP.                    LUCIEN  LALLOUZ
/s/ Timothy Hart                          /s/ Lucien Lallouz
--------------------------------          -----------------------------------
Timothy  Hart
Chief  Financial  Officer
                                          Michael  B.  Wellikoff
                                          /s/ Michael B. Wellikoff
                                          -----------------------------------

                                          Omniscent  Corp.

                                          By: /s/ Sharon Lallouz
                                             --------------------------------

                                          Its: President
                                             --------------------------------

                                          Printed  Name: /s/ Sharon Lallouz
                                                        ---------------------

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